SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant     |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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     (2)  Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

                                     [LOGO]





                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202



April 4, 2003



Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Titanium Metals Corporation ("TIMET" or the "Company"), which will be held on Tuesday, May 20, 2003, at 1:00 p.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET's By-laws.


                                            Sincerely,




                                           J. Landis Martin
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2003

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), will be held on Tuesday, May 20, 2003, at 1:00 p.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

     (1)  To elect seven  directors  to serve  until the 2004 Annual  Meeting of
          Stockholders   and  until  their   successors  are  duly  elected  and
          qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 24, 2003, as the record date (the "Record Date") for the Annual Meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting, at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

In accordance with the Company's By-laws, your vote, whether given by proxy or in person at the Annual Meeting, will be held in confidence by the Inspector of Election for the Annual Meeting.

                                   By order of the Board of Directors,



                                   Joan H. Prusse
                                   Vice President, General Counsel and Secretary

Denver, Colorado
April 4, 2003

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (referred to herein as the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation (referred to herein as "TIMET" or the "Company"), for use at the 2003 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 20, 2003, at 1:00 p.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, and at any adjournment or postponement thereof (referred to herein as the "Annual Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share (referred to herein as "TIMET Common Stock"), on or about April 7, 2003.

                          PURPOSE OF THE ANNUAL MEETING

Stockholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of seven directors to serve until the 2004 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified and (ii) such other business as may properly come before the Annual Meeting. The Company is not aware of any business to be presented for consideration at the Annual Meeting other than the election of directors.

                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

At the Annual Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Annual Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Amended and Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will require the affirmative vote of a majority of the shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will not be counted as votes for or against the approval of any such other matter.

EquiServe Trust Company, N.A. (referred to herein as "EquiServe"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Annual Meeting. All proxies and ballots delivered to EquiServe will be kept confidential by EquiServe in accordance with the Company's By-laws.

On February 4, 2003, the stockholders of TIMET approved a 1-for-10 reverse split of the TIMET Common Stock. The reverse stock split was effective at 5:00 p.m. E.S.T. on February 14, 2003, at which time each ten shares of TIMET Common Stock outstanding immediately prior to the reverse stock split were combined into one share of TIMET Common Stock immediately after the reverse stock split. All of the share numbers for TIMET Common Stock in this proxy statement reflect this 1-for-10 reverse split, even if the date as to which such share number speaks to was prior to the effective date of the reverse stock split.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 24, 2003 (referred to herein as the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 3,180,182 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Annual Meeting.

Prior to February 7, 2003, Tremont Corporation (referred to herein as "Tremont Corporation") held approximately 39.7% of the shares of TIMET Common Stock outstanding. On February 7, 2003, Valhi, Inc. completed a merger with Tremont Corporation whereby, in a series of transactions, Tremont Corporation was merged into Tremont LLC (referred to herein as "Tremont LLC"), a wholly owned subsidiary of Valhi, Inc. For ease of reference, this series of transactions is called the Tremont Merger throughout this Proxy Statement.

AS OF THE RECORD DATE, TREMONT LLC AND OTHER ENTITIES RELATED TO HAROLD C. SIMMONS HELD, IN THE AGGREGATE, APPROXIMATELY 48.7% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK. TREMONT LLC AND SUCH OTHER ENTITIES HAVE INDICATED THEIR INTENTION TO HAVE SUCH SHARES REPRESENTED AT THE ANNUAL MEETING AND TO VOTE SUCH SHARES "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. IF ALL OF SUCH SHARES ARE VOTED AS INDICATED AND ALL OTHER OUTSTANDING SHARES OF TIMET COMMON STOCK ARE REPRESENTED AND VOTED AT THE ANNUAL MEETING, THE ADDITIONAL AFFIRMATIVE VOTE OF 1.4% OF THE OUTSTANDING SHARES OF THE TIMET COMMON STOCK ENTITLED TO VOTE WILL BE REQUIRED TO ASSURE THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SET FORTH BELOW. IN ADDITION, ALL OF SUCH NOMINEES FOR DIRECTOR WILL BE ELECTED IF NO OTHER PERSON RECEIVES THE VOTE OF MORE SHARES THAN THE NUMBER OF SHARES VOTED BY TREMONT LLC AND SUCH OTHER ENTITIES.

                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F.

King & Co., Inc. to aid in the distribution of this Proxy Statement, at a cost that the Company estimates will be approximately $3,500. In addition, upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the seven nominees set forth below as directors and (b) to the extent allowed by federal securities laws, in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Annual Meeting, by (i) delivering to EquiServe a written revocation of the proxy, (ii) delivering to EquiServe a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not in itself constitute the revocation of a proxy previously given.

                              ELECTION OF DIRECTORS

The By-laws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at seven. The seven directors elected at the Annual Meeting will hold office until the 2004 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

Gen. Thomas P. Stafford, 72, a director of the Company since 1996, has indicated his intention not to stand for re-election. Except for Terry N. Worrell, all of the nominees are currently directors of TIMET whose terms will expire at the Annual Meeting. All nominees have agreed to serve if elected. If any nominee is not available for election at the Annual Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

Nominees  for  Director
The following information has been provided by the respective nominees for election to the Board of Directors.

Norman N. Green, 68, has been a director of TIMET since 2002. In 1997, Mr. Green became an original Director and one of the principal investors in Sage Telecom, a private, full service local and long distance telecommunications company operating in several southern states. Prior to this, Mr. Green was active in commercial real estate investment, development and management for over 40 years. Until 1995, Mr. Green was Chairman and sole owner of Stewart, Green Properties Ltd., which owned a group of private companies specializing in the development and management of major shopping centers in Canada and the U.S. operating approximately 5 million square feet of commercial real estate. Mr. Green as a co-investor bought the Atlanta Flames, a National Hockey League franchise, in 1979 (the team became the Calgary Flames), and he was 100% owner of the Minnesota North Stars beginning in 1990, which he moved to Dallas in 1993 (the team then became the Dallas Stars), until sale of the club in 1996 at which time he became a consultant to the club. Teams that Mr. Green owned went to the Stanley Cup Finals several times during Mr. Green's tenure and won the Stanley Cup Championships in 1989 and 1999. Mr. Green was a member of the National Hockey League Board of Governors from 1979 to 1996, serving on all the strategic committees. He is a member of the executive committee of the board for the Edwin L. Cox School of Business at Southern Methodist University and has been active in philanthropic and community service activities for over 30 years. Mr. Green is a member of TIMET's Management Development and Compensation Committee (referred to herein as the "Compensation Committee"), Nominations Committee, and Pension and Employee Benefits Committee (referred to herein as the "Pension Committee").

J. Landis Martin, 57, has been Chairman of the Board of TIMET since 1987, Chief Executive Officer of TIMET since 1995 and President since 2000 and previously from 1995 to 1996. Mr. Martin served as Chairman of the Board of Tremont Corporation from 1990 until the Tremont Merger in 2003, as Chief Executive Officer and a director of Tremont Corporation from 1988 until the Tremont Merger in 2003 and as President of Tremont Corporation from 1987 (except for a period in 1990) until the Tremont Merger in 2003. Since 1987, Mr. Martin has served as President and Chief Executive Officer, and, since 1986, as a director of NL Industries, Inc. (referred to herein as "NL"), a manufacturer of titanium dioxide pigments. NL may be deemed to be an affiliate of TIMET. Mr. Martin is also a director of Halliburton Company, Apartment Investment and Management Company, Crown Castle International Corporation and Special Metals Corporation.

Albert W. Niemi, Jr., Ph.D., 60, has been a director of TIMET since 2001. Dr. Niemi is the dean of the Edwin L. Cox School of Business at Southern Methodist University, where he also holds the Tolleson Chair in Business Leadership. Before joining SMU, Dr. Niemi served as dean of the Terry College of Business at the University of Georgia from 1982-1996. Dr. Niemi graduated cum laude from Stonehill College with an A.B. in economics, and earned an M.A. and Ph.D. in economics from the University of Connecticut. Dr. Niemi is a member of the Business Accreditation Committee of the American Assembly of Collegiate Schools of Business, and has chaired or served as a member on the Accreditation Review Teams to more than twenty universities. Dr. Niemi recently completed a term on the Board of Governors of the American Association of University Administrators and is currently on the Board of Beta Gamma Sigma. Dr. Niemi also serves on the boards of Mayer Electric Supply Company, American Plumbing and Mechanical, and Bank of Texas, and on the Advisory Boards of TXU Dallas and Crossroads Investment Company. Dr. Niemi is the Chair of TIMET's Audit Committee and a member of the Compensation Committee, Pension Committee, and Nominations Committee.

Glenn R. Simmons, 75, has been a director of TIMET since 1999. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. (referred to herein as "Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company, and CompX International Inc. (referred to herein as "CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products. CompX is a majority-owned, indirect subsidiary of Valhi, Inc. (referred to herein as "Valhi"), which is engaged in the manufacture of titanium dioxide pigments through its majority interest in NL and component products through its majority interest in CompX and also engaged in waste management. Since 1987, Mr. Simmons has been Vice Chairman of the Board of Valhi and of Contran Corporation (referred to herein as "Contran"), a diversified holding company that directly and indirectly holds approximately 90% of the outstanding shares of common stock of Valhi (referred to herein as "Valhi Common Stock") and 47% of the outstanding shares of common stock of Keystone. Valhi holds all of the outstanding membership interests of Tremont LLC. Valhi and Tremont LLC hold approximately 63.2% and 21.4%, respectively, of the outstanding shares of common stock of NL (referred to herein as "NL Common Stock"). Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of NL, and served as a director of Tremont Corporation until the Tremont Merger in 2003. Keystone, Valhi, Tremont LLC and CompX may be deemed to be affiliates of TIMET. Mr. Simmons is Chair of TIMET's Pension Committee. Mr. Simmons is a brother of Harold C. Simmons.

Steven L. Watson, 52, has been a director of TIMET since 2000. Mr. Watson has been President and a director of Valhi and Contran since 1998 and has served as an executive officer and/or director of Valhi, Contran and various companies related to Valhi and Contran since 1980. Mr. Watson also serves on the board of directors of NL, CompX and Keystone and served as a director of Tremont Corporation until the Tremont Merger in 2003. Mr. Watson serves as Chair of TIMET's Nominations Committee.

Terry N. Worrell, 58, is being nominated to the TIMET Board for the first time. Mr. Worrell has been with Worrell Investments, Inc., a real estate investment company, since 1989. Prior to that Mr. Worrell was President and CEO of Sound Warehouse of Dallas Inc. from 1974 to 1989. Mr. Worrell also serves as a director of Regency Centers, a publicly traded developer/operator of shopping centers. Mr. Worrell served as director of Tremont Corporation from May 2002 until the Tremont Merger in 2003.

Paul J. Zucconi, 62, has been a director of TIMET since December 2002. In 2001, Mr. Zucconi retired after 33 years at KPMG LLP where he was most recently an audit partner. Mr. Zucconi is a member of the American Institute of Certified Public Accountants Quality Control Inquiry Committee and is involved in instructing AICPA Professional Development Institute courses. Mr. Zucconi also serves on the Board of Directors and Audit Committee of Torchmark Corporation, a major life and health insurance company. Mr. Zucconi serves as a member of TIMET's Audit Committee.

For  information  concerning  certain  transactions  to which  certain  director
nominees  are  parties  and  other  matters,  see  "Certain   Relationships  and
Transactions" below.

Board Meetings
The Board of Directors held four meetings and took action by written consent seven times in 2002. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings (for committees on which they served) held during their period of service in 2002.

Board Committees
The Board of Directors has established the following standing committees:

Audit Committee. The responsibilities and authority of the Audit Committee are, among other things, to review and recommend to the Board of Directors the selection of the Company's independent auditors, to consider the independence and effectiveness of the independent auditors, to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls, to review the Company's Annual Report on Form 10-K, including annual financial statements, to review and discuss with management the Company's interim financial statements and to direct and supervise special audit inquiries. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the Company's Proxy Statement dated April 11, 2001. The Company believes that each of the members of the Audit Committee is independent, in accordance with the requirements of the New York Stock Exchange. The current members of the Audit Committee are Dr. Niemi (Chair), Gen. Stafford and Mr. Zucconi. The Audit Committee held nine meetings in 2002. See "Independent Auditor Matters" below.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving employee compensation (including executives), including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer, to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation adopted by the Company and approved by the Company's stockholders (referred to herein as the "TIMET Stock Incentive Plan"), except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revision to compensation plans and employee benefit programs, to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required, to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Gen. Stafford (Chair), Dr. Niemi and Mr. Green. The Compensation Committee held one meeting and took action by written consent two times in 2002.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Mr. Watson (Chair), Mr. Green and Dr. Niemi. The Nominations Committee held one meeting and took action by written consent one time in 2002. In February 2003, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Annual Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Pension and Employee Benefits Committee. The Pension Committee is established to oversee the administration of the Company's pension and employee benefit plans other than the TIMET Stock Incentive Plan. The Pension Committee is currently composed of Mr. Simmons (Chair), Mr. Green and Dr. Niemi. The Pension Committee held no meetings and took action by written consent one time during 2002.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Annual Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

Compensation of Directors
During 2002, under the compensation plan for non-employee directors adopted by the Company and adopted by the Company's stockholders (referred to herein as the "Director Compensation Plan"), directors of the Company who were not employees of the Company received an annual retainer of $15,000 in cash plus 100 shares of TIMET Common Stock. In addition, non-employee directors receive an attendance fee of $1,000 per meeting for each meeting of the Board of Directors or a committee of the Board of Directors attended in person ($350 for telephonic participation). Committee Chairs receive an additional attendance fee of $1,000 for each committee meeting attended in person ($350 for telephonic participation). Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.

In addition, during 2002, each of Mr. Green, Dr. Niemi, Mr. Simmons, Gen. Stafford and Mr. Watson was granted an option to acquire 500 shares of TIMET Common Stock at $38.60 per share, and Mr. Zucconi was granted an option to acquire 500 shares of TIMET Common Stock at $16.60 per share.

                               EXECUTIVE OFFICERS

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to J. Landis
Martin is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.

Name                   Age     Position(s)
------------------------------------------

J. Landis Martin        57     Chairman of the Board, President and Chief Executive Officer;
                               President and Chief Executive Officer of NL

Christian Leonhard      57     Chief Operating Officer - Europe

Robert E. Musgraves     48     Chief Operating Officer - North America

Christian Leonhard, 57, served as Executive Vice President-Operations of TIMET from 2000 to December 2002 when he became Chief Operating Officer - Europe. Mr. Leonhard joined TIMET in 1988 as General Manager of TIMET France. He was promoted to President of TIMET Savoie in 1996 and President of European Operations in 1997.

Robert E. Musgraves, 48, has served as Chief Operating Officer - North America since December 2002. Prior to that Mr. Musgraves served as Executive Vice President of TIMET from 2000 to December 2002 and served as General Counsel from 1990 to December 2002. Mr. Musgraves was Vice President from 1990-2000 and Secretary of TIMET from 1991 to 2000. Mr. Musgraves also served as General Counsel and Secretary of Tremont Corporation from 1993 and as Vice President of Tremont Corporation from 1994 until the Tremont Merger in 2003.

                               SECURITY OWNERSHIP

Ownership of TIMET Common Stock
The following table and accompanying notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (referred to herein as the "Commission"), of TIMET Common Stock held by (i) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of TIMET Common Stock, (ii) each director or nominee for director of TIMET, (iii) each current and former executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET and (iv) all current and former executive officers and directors and nominees for director of TIMET as a group. See note (3) following the table immediately below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont LLC and the Combined Master Retirement Trust. All information has been taken from or is based upon ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.



                         Ownership of TIMET Common Stock

                                                                          TIMET Common Stock
                                                                  ------------------------------------
                                                                  Amount and Nature
                                                                          of
                                                                      Beneficial          Percent of
Name of  Beneficial Owner                                            Ownership (1)         Class (2)
--------------------------                                        -------------------    -------------

Greater than 5% Stockholders
    Tremont LLC (3)                                                    1,261,850               39.7%

    Combined Master Retirement Trust (3)                                 286,520                9.0%

    Dimensional Fund Advisors Inc. (4)                                   242,410                7.6%


Directors and Nominees
    Norman N. Green (5)                                                      600                 ---
    J. Landis Martin (3)(6)                                              152,260                4.7%
    Dr. Albert W. Niemi, Jr. (7)                                           1,200                 ---
    Glenn R. Simmons (3)(8)                                                1,800                 ---
    Gen. Thomas P. Stafford (3)(9)                                         1,610                 ---
    Steven L. Watson (3) (10)                                              2,550                 ---
    Terry N. Worrell                                                         -0-                 ---
    Paul J. Zucconi                                                          100                 ---

Current Executive Officers
    Christian Leonhard (11)                                                6,840                 ---
    Robert E. Musgraves (12)                                              11,155                 ---

Former Executive Officers
    Dr. Charles H. Entrekin, Jr. (13)                                      3,600                 ---
    Mark A. Wallace (14)                                                   5,450                 ---

All Directors and Nominees and Executive Officers (Current and
Former) of the Company as a group (12 persons)
(3)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14)(15)                               187,165                5.8%

------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date and shares each individual may acquire by conversion of convertible securities.

(3) Tremont LLC, The Combined Master Retirement Trust (referred to herein as the "CMRT"), Harold C. Simmons' spouse and Contran are the direct holders of approximately 39.7%, 9.0%, 4.0% and

     2.9%, respectively, of the outstanding shares of TIMET Common Stock. Harold
     C. Simmons' spouse and Contran directly hold 1,000,000 and 700,000, respectively, 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities of the TIMET Capital Trust I (referred to herein as "TIMET Trust Securities"), which are convertible into 133,900 and 93,730 shares, respectively, of TIMET Common Stock. The percentage ownership of TIMET Common Stock shown for Harold C. Simmons' spouse and Contran assumes, in each case, the full conversion of only each such holder's TIMET Trust Securities. TIMET Trust Securities are not entitled to vote on matters submitted to the holders of TIMET Common Stock prior to the conversion of TIMET Trust Securities into shares of TIMET Common Stock.

     Valhiis the direct holder of 100% of the outstanding membership interests of Tremont LLC. Valhi Group, Inc. (referred to herein as "VGI"), National City Lines, Inc. (referred to herein as "National"), Contran, the Harold Simmons Foundation, Inc. (referred to herein as the "Foundation"), the Contran Deferred Compensation Trust No. 2 (referred to herein as the "CDCT No. 2") and the CMRT are the direct holders of 77.6%, 9.1%, 2.8%, 1.3%, 0.4% and 0.1%, respectively, of the outstanding shares of Valhi Common Stock. National, NOA, Inc. (referred to herein as "NOA") and Dixie Holding Company (referred to herein as "Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. (referred to herein as "Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. (referred to herein as "Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (referred to herein as the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of each of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by each of the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any shares of Contran stock that the Trusts hold.

     The CMRT directly holds approximately 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the CMRT as a trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson are each members of Valhi's board of directors and participants in one or more of the employee benefit plans that invest through the CMRT. Each such person, however, disclaims beneficial ownership of any shares the CMRT holds, except to the extent, if any, of his individual, vested beneficial interest in the assets the CMRT holds.

     The Foundation directly holds approximately 1.3% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the Chairman of the Board of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi Common Stock held by the Foundation.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares of Valhi Common Stock held directly by the CDCT No. 2, (ii) retains dispositive power over such shares and (iii) may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims beneficial ownership of the shares owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

     Valmont Insurance Company (referred to herein as "Valmont"), NL and a subsidiary of NL directly own 1,000,000 shares, 3,522,967 shares and 1,186,200 shares, respectively, of Valhi Common Stock. Valhi is the direct holder of 100% of the outstanding common stock of Valmont. Valhi and Tremont LLC are the direct holders of 63.2% and 21.4%, respectively, of the outstanding shares of NL Common Stock. Pursuant to Delaware law, Valhi treats the shares of Valhi Common Stock that Valmont, NL and the subsidiary of NL own as treasury stock for voting purposes and for the purposes of this note such shares are not deemed outstanding.

     Harold C. Simmons is chairman of the board of Tremont LLC, NL, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran.

     By virtue of the offices held, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control the entities described above and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of any shares directly held by certain of such other entities. Mr. Simmons disclaims beneficial ownership of the any shares beneficially owned, directly or indirectly, by any of such entities, except to the extent otherwise expressly indicated in this note.

     Harold C. Simmons may be deemed to share indirect beneficial ownership of the 1,000,000 TIMET Trust Securities (which are convertible into 133,900 shares of TIMET Common Stock) that his spouse directly holds. Mr. Simmons disclaims all such beneficial ownership.

     The Annette Simmons Grandchildren's Trust (referred to herein as the "AS Grandchildren's Trust") is the direct holder of 1,560 shares of TIMET Common Stock. Harold C. Simmons and his spouse are co-trustees of the AS Grandchildren's Trust. The AS Grandchildren's Trust benefits the grandchildren of Mr. Simmons' spouse. Mr. Simmons, as co-trustee of the Trust, has the power to vote and direct the disposition of the shares of TIMET Common Stock the AS Grandchildren's Trust holds. Mr. Simmons disclaims beneficial ownership of any shares of TIMET Common Stock that the AS Grandchildren's Trust holds.

     Glenn R. Simmons and Steven L. Watson are directors and/or officers of Tremont LLC, NL, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. J. Landis Martin and Gen. Thomas P. Stafford are directors of NL. Each of such persons disclaims beneficial ownership of any shares that any of such entities hold, whether directly or indirectly.

     The business address of Tremont LLC, Valhi, VGI, National, NOA, Dixie Holding, Contran, the CMRT and the Foundation is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas

     75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(4) As reported in Amendment No. 3 to Statement on Schedule 13G filed with the Commission dated February 3, 2003. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5) The shares of TIMET Common Stock shown as beneficially owned by Norman N. Green include 500 shares that Mr. Green has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(6) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) 42,780 shares that Mr. Martin has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 40 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin. Mr. Martin is also the direct holder of 3,000 shares and an indirect holder of 10,000 shares of the TIMET Trust Securities. See "Ownership of TIMET Trust Securities" below. Such TIMET Trust Securities are convertible into 401 and 1,339 shares, respectively, of TIMET Common Stock, which amount is included in the TIMET Common Stock ownership number shown for Mr. Martin. No other director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

(7) The shares of TIMET Common Stock shown as beneficially owned by Albert W. Niemi, Jr. include 1,000 shares that Dr. Niemi has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(8) The shares of TIMET Common Stock shown as beneficially owned by Glenn R. Simmons include 1,000 shares that Mr. Simmons has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(9) The shares of TIMET Common Stock shown as beneficially owned by Thomas P. Stafford include 1,150 shares that Gen. Stafford has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(10) The shares of TIMET Common Stock shown as beneficially owned by Steven L. Watson include 1,500 shares that Mr. Watson has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(11) The shares of TIMET Common Stock shown as beneficially owned by Christian Leonhard include (i) 2,320 shares that Mr. Leonhard has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 1,600 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Leonhard has the power to vote and receive dividends.

(12) The shares of TIMET Common Stock shown as beneficially owned by Robert E. Musgraves include (i) 6,120 shares that Mr. Musgraves has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan, (ii) 20 shares held by members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves and (iii) 1,600 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Musgraves has the power to vote and receive dividends. Of the shares of TIMET Common Stock shown as beneficially owned by Mr. Musgraves, 1,440 shares are pledged to TIMET to secure repayment of loans from TIMET in 1998 and 2001 used to purchase such shares or pay taxes with respect to restricted shares on which the restrictions have lapsed. See "Certain Relationships and Transactions--Contractual Relationships--TIMET Executive Stock Ownership Loan Plan" below.

(13) The shares of TIMET Common Stock shown as beneficially owned by Charles H. Entrekin, Jr. include 2,800 shares that Dr. Entrekin has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the terms of the TIMET Stock Incentive Plan and the TIMET Executive Severance Policy.

(14) The shares of TIMET Common Stock shown as beneficially owned by Mark A. Wallace include 4,800 shares that Mr. Wallace has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the terms of the TIMET Stock Incentive Plan and the TIMET Executive Severance Policy.

(15) The shares of TIMET Common Stock shown as beneficially owned by "All Directors and Nominees and (Current and Former) Executive Officers as a group" include 63,970 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan or the TIMET Director Compensation Plan, 1,740 shares that members of this group have the right to acquire upon the conversion of TIMET Trust Securities and 3,200 shares of TIMET Common Stock that are restricted shares with respect to which members of the group have the power to vote and receive dividends.

TIMET understands that Tremont LLC and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET Common Stock and acquisition or disposition of securities issued by related parties. TIMET does not, and understands that Tremont LLC also does not, presently intend to engage in any transaction or series of transactions that would result in the TIMET Common Stock's becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (referred to herein as the "Exchange Act") or ceasing to be traded on a national securities exchange.

Ownership of Valhi Common Stock
By virtue of the share ownership described above, for purposes of the Commission's regulations, Valhi may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the Record Date, of Valhi Common Stock ($.01 par value per share) held by (i) each director or nominee for director of TIMET, (ii) each current and former executive officer identified in the table under the heading "Ownership of TIMET Common Stock" and (iii) all current and former executive officers and all directors and nominees for director of TIMET as a group. Except as set forth below and under the heading "Ownership of TIMET Trust Securities" below, no securities of TIMET's subsidiaries or less than majority owned affiliates are beneficially owned by any director, nominee for director or current or former executive officer of TIMET. All information has been taken from or is based upon, ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.


                         Ownership of Valhi Common Stock

                                                                      Valhi Common Stock
                                                        ---------------------------------------------

                                                              Amount and Nature
                                                                      of                 Percent of
                     Name of Beneficial Owner              Beneficial Ownership (1)      Class (2)
                     ------------------------
                                                        ----------------------------- ---------------

            Directors and Nominees
              Norman N. Green                                              -0-              ---
              J. Landis Martin                                          70,679              ---
              Dr. Albert W. Niemi, Jr.                                     -0-              ---
              Glenn R. Simmons (3)                                     161,247              ---
              Gen. Thomas P. Stafford                                      -0-              ---
              Steven L. Watson (4)                                     180,546              ---
              Terry N. Worrell                                             -0-              ---
              Paul J. Zucconi                                              -0-              ---

            Current Executive Officers
              Christian Leonhard                                           -0-              ---
              Robert E. Musgraves                                          -0-              ---

            Former Executive Officers
              Dr. Charles H. Entrekin, Jr.                                 -0-              ---
              Mark A. Wallace                                              -0-              ---

            All Directors and Nominees and Executive Officers (Current and
            Former) of the Company as a group (12 persons) (3)(4)(5)   412,472              ---

-------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) The shares of Valhi Common Stock shown as beneficially owned by Glenn R. Simmons include 148,000 shares that Mr. Simmons has the right to acquire upon the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi. In addition, such shares include 2,383 shares held in a personal individual retirement account for Mr. Simmons and 800 shares held in a retirement account for Mr. Simmons' wife, beneficial ownership of which is disclaimed by Mr. Simmons.

(4) The shares of Valhi Common Stock shown as beneficially owned by Steven L. Watson include 163,300 shares that Mr. Watson has the right to acquire upon the exercise of stock options within

     60 days of the Record Date under stock option plans adopted by Valhi and 2,035 shares held in a personal individual retirement account for Mr. Watson.

(5) The shares of Valhi Common Stock shown as beneficially owned by "All Directors and Nominees and (Current and Former) Executive Officers of the Company as a group" include 311,300 shares that members of this group have the right to acquire upon the exercise of stock options within 60 days of the Record Date as described in notes (3) and (4) above.

Ownership of TIMET Trust Securities
The TIMET Capital Trust I (referred to herein as the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6-5/8% Convertible Junior Subordinated Debentures due 2026 (referred to herein as the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 540,000 shares of TIMET Common Stock at a conversion rate of
0.1339 shares of TIMET Common Stock for each TIMET Trust Security. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (referred to herein as the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont LLC. See "Certain Relationships and Transactions--Contractual Relationships--Registration Rights" below. Except as set forth in notes (3) and (6) to the table under the heading "Ownership of TIMET Common Stock" above, no director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation of Executive Officers The following table and accompanying notes set forth certain information regarding the compensation earned, paid or accrued by TIMET to (i) TIMET's Chief Executive Officer and (ii) TIMET's four other most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year, in each case for services rendered during each of the fiscal years 2000, 2001 and 2002 (regardless of the year in which actually paid).


                                           Summary Compensation Table (1)(2)

                                               Annual Compensation         Long Term Compensation Awards

                                                                Other
                                                                Annual
                                                                Compen-      Restricted     Securities     All Other
                                                                 sation)     Stock          Underlying     Compensation
Name and Principal Position      Year   Salary ($)  Bonus       ($) (3       Awards ($)(4)  Options (#)    ($) (5)
---------------------------      ----   ----------- ------      -------      -------------   -----------    -------
                                        ($)(3)

Current Executive Officers

J. Landis Martin                 2002    500,000          -0-      131            -0-           -0-        19,491
Chairman of the Board and
Chief Executive Officer
                                 2001    500,000    1,000,000      -0-            -0-           -0-        20,493
                                 2000    500,000          -0-      -0-            -0-        25,000        20,493

Christian Leonhard (6)           2002    250,000       30,000      -0-            -0-           -0-        42,948
 Chief Operating
Officer-Europe
                                 2001    250,000      135,000      -0-            -0-           -0-        47,745
                                 2000    244,121       30,000      -0-        185,000           -0-       108,295

Robert E. Musgraves              2002    250,000      110,000      -0-            -0-           -0-        15,521
Chief Operating Officer-
North America
                                 2001    250,000      330,000      -0-            -0-           -0-        14,941
                                 2000    247,917       30,000      -0-        185,000           -0-        14,873

Former Executive Officers

Dr. Charles H.  Entrekin,  Jr.   2002    250,000       30,000      -0-            -0-           -0-        19,764
(7)
Executive Vice President-
Commercial
                                 2001    250,000      135,000      -0-            -0-           -0-        15,997
                                 2000    245,833       30,000      -0-        185,000           -0-        16,002

Mark A. Wallace (8)              2002    250,000       30,000      -0-            -0-           -0-        13,452
Executive Vice President,
Chief Financial Officer and
Treasurer
                                 2001    250,000      130,000         -0-            -0-           -0-        51,041
                                 2000    245,833       40,000         -0-        185,000           -0-        12,932

---------------

(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) J. Landis Martin, Robert E. Musgraves, and Mark A. Wallace also served as executive officers of Tremont Corporation during 2002. The amounts shown as salary and bonus for Mr. Martin, Mr. Musgraves and Mr. Wallace represent the full amount paid by TIMET for services rendered by such persons on behalf of both TIMET and Tremont Corporation during 2002, 2001 and 2000. Pursuant to an intercorporate services agreement, in each of 2002, 2001 and 2000, Tremont Corporation is obligated to reimburse TIMET for approximately 10% of the TIMET salary and regular bonus of each of Mr. Martin, Mr. Musgraves, and Mr. Wallace plus, in each case, a proportionate share of applicable estimated fringe benefits and overhead expense for each, as follows:


                          Year           Martin         Musgraves       Wallace
                           2002          $60,000        $33,600         $33,600
                           2001          $60,000        $45,600         $45,600
                           2000          $60,000        $33,360         $31,570

(3) Under TIMET's variable incentive compensation plan (referred to herein as the "Employee Cash Incentive Plan") applicable to Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace, the largest portion of the variable compensation payable to such individuals is based upon TIMET's financial performance, while a substantially smaller portion is based on the assessed performance of the individual executive officer. The amount shown in the "Bonus" column for 2000 for each such individual represents the amount paid to such individual under the individual performance portion of the Employee Cash Incentive Plan for service in 2000. The amount shown in the "Bonus" column for 2002 for Dr. Entrekin and Mr. Wallace represents the amount paid under the individual performance portion of the Employee Cash Incentive Plan to such individual for service in 2002 in accordance with TIMET's Executive Severance Policy. For 2002, Mr. Leonhard and Mr. Musgraves were each awarded $30,000 under the individual performance portion of the Employee Cash Incentive Plan, but each has chosen to defer payment of such award indefinitely (without interest). Under Commission rules, these earned amounts are required to be shown in the "Bonus" column for 2002 even though not actually paid.

     The amounts shown in the "Bonus" column for 2001 for Dr. Entrekin, Mr. Leonhard and Mr. Wallace and $130,000 of the amount shown in the "Bonus" column for Mr. Musgraves for 2001 were paid pursuant to a special discretionary bonus program approved by the TIMET Board of Directors. This program was applicable to all U.S. and certain European salaried employees.

     In lieu of participating in the Employee Cash Incentive Program, Mr. Martin participates in TIMET's Senior Executive Cash Incentive Plan (referred to herein as the "Senior Executive Cash Incentive Plan") which provides for payments based solely upon TIMET's financial performance. No payments were made under this plan to Mr. Martin during 2000, 2001 or 2002.

     In 2001, the TIMET Board of Directors made one-time bonus awards to a small number of employees (including Mr. Martin and Mr. Musgraves) in recognition of their special efforts in achieving a favorable settlement of certain litigation on behalf of the Company. Of Mr. Martin's award of $1,000,000 (shown in the "Bonus" column for 2001), $550,000 was paid in 2001 and the remainder was paid in 2002 with accrued interest at 7% per annum (the above-market portion of such interest of $131 is reflected in the "All Other Compensation" column for Mr. Martin in 2002). Tremont Corporation also awarded Mr. Martin a $1,000,000 bonus in respect of the same litigation settlement. The Tremont Corporation bonus was paid $200,000 in 2002 and $800,000 on February 7, 2003 prior to the Tremont Merger, with interest on the unpaid portion at 7% per annum ($71,541 in 2002 and $37,146 in 2003).

     A similar award of $360,000 was made in 2001 to Mr. Musgraves, TIMET's General Counsel at the time. Of this amount, $200,000 was paid in 2001 at the time of the award (reflected in the "Bonus" column for 2001). The balance was payable in two equal installments of $80,000 each in 2002 and 2003, subject to Mr. Musgraves' continued employment with TIMET. One such installment of $80,000 was earned and paid in May 2002 (reflected in the "Bonus" column for 2002). Mr. Musgraves has chosen to defer payment of the remaining installment of $80,000 otherwise due in 2003 under such award indefinitely (without interest).

(4) The amounts shown for Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace under the heading "Long Term Compensation--Awards--Restricted Stock Awards" represent 4,000 shares each of restricted TIMET Common Stock granted to such individuals under the TIMET Stock Incentive Plan effective as of February 23, 2000, valued at the closing price for TIMET Common Stock on such date ($46.25 per share). As of December 31, 2002, each such person held 2,400 shares of restricted TIMET Common Stock (valued at $45,840 at the $19.10 per share closing price of TIMET Common Stock on such date). The restrictions lapse as to 20% of such shares on each of the first five anniversaries of such grant date. Any shares as to which restrictions have not lapsed are subject to forfeiture in the event of the termination of the individual's employment with TIMET (for reasons other than death, disability or retirement). Upon the resignations of Dr. Entrekin and Mr. Wallace effective December 31, 2002, the 2,400 shares of restricted TIMET Common Stock held by each with respect to which restrictions had not then lapsed were cancelled. Holders of restricted stock are entitled to vote and receive dividends with respect to such shares prior to the date restrictions lapse thereon.

(5) Except as otherwise indicated in notes (6) and (8) below, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan, (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan, (iii) life insurance premiums paid by TIMET and (iv) long-term disability insurance premiums paid by TIMET, as follows:


                             Year     Martin       Leonhard      Musgraves     Entrekin      Wallace

        Savings Match ($)    2002       2,468           -0-          2,000        6,594        2,000
                             2001       5,000           -0-          2,530        6,877        2,500
                             2000       5,000           -0-          2,509        4,920        2,456

        Retirement           2002      10,200           -0-          7,400       11,550        6,000
        Contribution ($)
                             2001       8,670           -0-          6,290        7,500        5,100
                             2000       8,670           -0-          6,290        7,350        5,100

        Life Insurance ($)   2002         -0-         1,620          1,599        1,620        1,444
                             2001         -0-         1,620          1,599        1,620        1,444
                             2000         -0-           563          1,552          490        1,368

        Long-Term            2002       6,823           -0-          4,522          -0-        4,008
        Disability
        Insurance ($)
                             2001       6,823           -0-          4,522          -0-        4,008
                             2000       6,823           -0-          4,522          -0-        4,008


(6) The amounts shown as "All Other Compensation" for Mr. Leonhard for 2000 include amounts paid or accrued by TIMET, TIMET's wholly owned subsidiary, TIMET UK, Ltd. (referred to herein as "TIMET UK"), or TIMET UK's 70%-owned subsidiary, TIMET Savoie, S.A. (referred to herein as "TIMET Savoie"). The portion of Mr. Leonhard's compensation paid by TIMET UK was paid in British pounds sterling. The exchange rate used was (pound)1 = $1.52 for 2000. The portion of Mr. Leonhard's compensation paid by TIMET Savoie was paid in French francs. The exchange rate used was FF1 = $.15 for 2000. The amounts shown as "All Other Compensation" for Mr. Leonhard include $41,328 in 2002, $46,125 in 2001, and $107,732 in 2000 paid to or on behalf of Mr. Leonhard in connection with his foreign assignments (including housing and car allowance, tax equalization payments, relocation costs and income taxes with respect to certain of such payments).

(7)  Mr. Entrekin resigned his position with TIMET effective December 31, 2002.

(8) Mr. Wallace resigned his position with TIMET effective December 31, 2002. "All Other Compensation" for Mr. Wallace for 2001 included a country club initiation fee of $38,000.

Stock Option/SAR Grants in Last Fiscal Year
No stock options or stock appreciation rights (referred to herein as "SARs") were granted under the TIMET Stock Incentive Plan in 2002.

Stock Option Exercises and Holdings
Prior to the commencement of public trading of TIMET Common Stock in 1996, executive officers of TIMET were from time to time granted stock options pursuant to the Tremont Stock Incentive Plan with respect to their TIMET service. Since 1996, such executive officers have been granted stock options only pursuant to the TIMET Stock Incentive Plan. The following table and accompanying notes provide information, with respect to the current and former executive officers of TIMET listed in the "Summary Compensation Table" above, concerning the exercise of TIMET and Tremont Corporation stock options during the last fiscal year and the value of unexercised TIMET and Tremont Corporation stock options held as of December 31, 2002. No Tremont Corporation stock options were held by any such executive officers as of December 31, 2002. No SARs have been granted under the TIMET Stock Incentive Plan or the Tremont Stock Incentive Plan. See also "Certain Relationships and Transactions--Contractual Relationships--Option Reimbursement Agreement" below.

         Aggregated Option Exercises in 2002 and 12/31/02 Option Values



                                                                                                   Value of
                                                                        Number of Securities     Unexercised
                                                                            Underlying           In-the-Money
                                                                         Unexercised Options      Options at
                                           Shares                         at 12/31/02 (#)        12/31/02 ($)
                                        Acquired on    Value               Exercisable/          Exercisable/
  Name                                  Exercise (#)   Realized ($)       Unexercisable          Unexercisable
  ----                                  ------------   ------------       -------------          -------------
  TIMET
  -----
  J. Landis Martin                         -0-            -0-              34,060/20,940             -0-/-0-
  Christian J. M. Leonhard                 -0-            -0-                1,780/900               -0-/-0-
  Robert E. Musgraves                      -0-            -0-               5,280/1,380              -0-/-0-
  Dr. Charles H. Entrekin, Jr.             -0-            -0-                2,800/-0-               -0-/-0-
  Mark A. Wallace                          -0-            -0-                4,800/-0-               -0-/-0-

  Tremont Corporation
----------------------
  Robert E. Musgraves (1)                  -0-            200,864             -0-/-0-                -0-/-0-

---------------

(1) Pursuant to an agreement with Tremont Corporation in 2002, Mr. Musgraves' remaining vested Tremont Corporation stock options exercisable for 9,500 shares of the common stock of Tremont Corporation were cancelled for a cash payment of $200,864, equal to the difference between the market price of the common stock of Tremont Corporation on the date of cancellation and the respective exercise prices of the options cancelled, multiplied by the number of such options cancelled.

Severance Arrangements
In 1999, the Company adopted a policy applicable to certain executive officers of the Company, including Mr. Martin, Mr. Musgraves, Mr. Leonhard, Dr. Entrekin and Mr. Wallace, providing that the following payments will be made to each such individual in the event his employment is terminated by TIMET without cause (as defined in the policy) or such individual terminates his employment with TIMET for good reason (as defined in the policy): (i) one times such individual's annual TIMET base salary paid in the form of salary continuation, (ii) prorated bonus for the year of termination and (iii) certain other benefits. For Mr. Martin, Mr. Musgraves and Mr. Leonhard, the base salary for purposes of the executive severance policy will be no less than those salaries in effect for each prior to voluntary reductions in the base salary of each executive made in 2003.

Mr. Leonhard is party to an agreement with TIMET Savoie and is eligible for benefits under the statutory French indemnity scheme, pursuant to which he would be eligible to receive, at his option and in lieu of any benefits under the foregoing executive severance policy, certain severance benefits if his employment were terminated without cause, including: (i) six months' advance notice or payment of salary in lieu thereof by TIMET Savoie and (ii) other severance payments that would be computed based upon his age, seniority with the Company and his salary plus bonus at the time of employment termination, a portion of which would be paid by TIMET Savoie and a portion by the French government.

Dr. Entrekin and Mr. Wallace  resigned from TIMET  effective  December 31, 2002.
Each   received   severance   benefits   consistent   with  the   terms  of  the
above-described policy.

Equity Compensation Plan Information
The following table provides information as of December 31, 2002 with respect to compensation plans and arrangements under which equity securities of TIMET are authorized for issuance.

                                    Column (A)                 Column (B)                  Column (C)
                                                                                      Number of securities
                                                                                     remaining available for
                              Number of Securities to         Weighted-average        future issuance under
                              be issued upon exercise          exercise price of     equity compensation plans
                              of outstanding options,         outstanding options,     (excluding securities
   Plan Category               warrants and rights            warrants, and rights      reflected in Column (A))
                               --------------------           --------------------    -------------------------

 Equity compensation plans            190,420                    $165.11                     148,330
   approved by security
          holders

 Equity compensation plans             - - -                      - - -                       - - -
 not approved by security
          holders

           Total                      190,420                    $165.11                     148,330



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than compensation matters involving the Chief Executive Officer (referred to herein as the "CEO"). Any action regarding compensation matters involving the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee.

Compensation Program Objectives
The Compensation Committee believes that the Company's primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs tie a large component of cash compensation to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.

During 2002, the Company's compensation program with respect to its executive officers, including the CEO, consisted of two primary components: base salary and variable compensation based upon Company and, in certain cases, individual performance.

Base Salaries
The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions regarding base salaries are generally based primarily upon a subjective
evaluation   of  past  and   potential   future   individual   performance   and
contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question, as well as compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (including companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company or where the executive in question has similar responsibilities. No changes to the base salary of the CEO or of any of the persons identified in the Summary Compensation Table were made or proposed in 2002. However, based upon the current condition of the business and the outlook over the next few years, Mr. Leonhard and Mr. Musgraves, the Company's two Chief Operating Officers, have voluntarily reduced their salaries from $250,000 to $225,000 beginning in 2003.

Cash Incentive Plans
Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET (from 0% to 54% of base salary for 2002, depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the company's executive officers, other than Mr. Martin, were eligible to receive benefits under the Employee Cash Incentive Plan for 2002.

Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 2002 were based on TIMET's achieving certain pre-set return on equity (ROE) goals, which the Company believes should increase stockholder value over time if they are met. Performance levels are tied to the Company's corporate-wide ROE as follows:

                                                    Performance
                         ROE                         Level
                   ----------------------------------------------------
                   less than 3%                       --
                   3%-6%                              A
                   6%-12%                             B
                   12%-24%                            C
                   over 24%                           D

In 2002, the Company achieved a return on equity of less than 3%, as calculated under the Employee Cash Incentive Plan, resulting in no Company-performance based payout.

An individual performance award may be made to an executive of TIMET under the Employee Cash Incentive Plan if such executive's performance objectives were met during the prior fiscal year. Payments made to executive officers identified in the Summary Compensation Table under this portion of the Employee Cash Incentive Plan for services rendered in 2002 are included under the "Bonus" column of the Summary Compensation Table. Mr. Leonhard and Mr. Musgraves each earned a bonus of $30,000 for 2002 service but have chosen to defer payment of that bonus until 2004 indefinitely (without interest).

In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by the Company's stockholders in 1997 and remains effective. This plan was applicable only to Mr. Martin in 2002. The Senior Executive Cash Incentive Plan provided for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity at 30% or greater. No payments were made to Mr. Martin for 2002 under this plan based upon the Company's return on equity of less than 10%.

Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award such other bonuses as the Compensation Committee or Board deems appropriate from time to time under its general authority or under a separate discretionary plan. In 2001, the Board approved special bonuses to a small number of employees (including Mr. Martin and Mr. Musgraves) in recognition of their special efforts in achieving a favorable settlement of certain litigation on behalf of the Company. The Board awarded $1,000,000 to Mr. Martin ($550,000 of which was paid in 2001 and $450,000 of which was paid in 2002, together with interest on the unpaid balance) and $360,000 for Mr. Musgraves. For Mr. Musgraves, $200,000 of his award was paid in 2001 at the time of the award, and the balance of the award was payable in two equal installments in 2002 and 2003, subject to Mr. Musgraves' continued employment with the Company. One such installment of $80,000 was earned and paid in May 2002. Mr. Musgraves has voluntarily agreed to defer payment of the remaining installment of $80,000 otherwise due in 2003 indefinitely (without interest). These amounts are reflected in the Summary Compensation Table.

Long-Term Incentive Compensation
The  Compensation   Committee   recognizes  the  value  of  long-term  incentive
compensation that provides a benefit over an extended period of time. The Compensation Committee has, from time to time, utilized the TIMET Stock Incentive Plan to provide long-term incentives in the form of grants of stock options and restricted stock. No grants of stock options or restricted stock were made in 2002. In the future, the Compensation Committee may also consider using long-term cash incentives tied to performance or other criteria.

Tax Code Limitation on Executive Compensation Deductions
In 1993,  Congress  amended  the  Internal  Revenue  Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. The Company's stockholders previously approved both the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan in 1997. The limitation on deductibility requires re-approval of only the Senior Executive Cash Incentive Plan every five years. Consequently, the Compensation Committee believes that payments made pursuant to the TIMET Stock Incentive Plan qualify for exemption from the deductibility limit as "performance-based compensation," but payments made under the Senior Executive Cash Incentive Plan would not. The Company anticipates, however, that it would seek stockholder re-approval of the Senior Executive Cash Incentive Plan prior to making any non-deductible payments under that plan. The Compensation Committee does not currently believe that any other existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends periodically to review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted.

Chief Executive Officer Compensation
No changes to the compensation of Mr. Martin, as Chairman and CEO, were made or proposed for 2002. However, based upon the current condition of the business and the outlook over the next few years, Mr. Martin has voluntarily reduced his salary from $500,000 to $250,000 beginning in 2003.

The foregoing report on executive compensation has been furnished by the Company's Compensation Committee of the Board of Directors.

                               Management Development and Compensation Committee General Thomas P. Stafford (Chair)
                               Norman N. Green
                               Dr. Albert W. Niemi, Jr.

                           INDEPENDENT AUDITOR MATTERS

Independent Auditors
The firm of PricewaterhouseCoopers LLP served as TIMET's independent auditors for the year ended December 31, 2002, has been appointed to review TIMET's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2003 and is expected to be considered for appointment to audit TIMET's annual consolidated financial statements for the year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting.

Audit Committee Report
TIMET's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. TIMET's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board of Directors. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

The Audit  Committee has reviewed and  discussed  TIMET's  audited  consolidated financial statements for the year ended December 31, 2002 with TIMET's management and independent auditors. In fulfilling its oversight responsibilities, the Audit Committee also discussed with the independent auditors the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, as required by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from management and the Company. The Audit Committee also considered whether the independent auditors' provision of non-audit services to TIMET and its subsidiaries is compatible with such auditors' independence. Additionally, the Audit Committee discussed with TIMET's management and the independent auditors such other matters as the Audit Committee deemed appropriate. Based on the Audit Committee's review of TIMET's audited consolidated financial statements and the Audit Committee's discussions with TIMET's management and independent auditors of the matters identified above, the Audit Committee recommended to the Board of Directors that TIMET's audited consolidated financial statements for the year ended December 31, 2002 be included in TIMET's Annual Report on Form 10-K for the year ended December 31, 2002, which has been filed with the Commission.

                                               Audit Committee
                                               Dr. Albert W. Niemi, Jr. (Chair)
                                               General Thomas P. Stafford
                                               Paul J. Zucconi

Fees Paid to PricewaterhouseCoopers LLP
The Commission recently adopted new disclosure rules applicable to the independent auditor fee information effective May 6, 2003 pursuant to the Sarbanes-Oxley Act of 2002. TIMET has decided to provide disclosure in accordance with certain of these rules in advance of the effective date. The following table shows the aggregate fees PricewaterhouseCoopers LLP has billed or is expected to bill to TIMET and its subsidiaries for services rendered for 2001 and 2002.

             Type of Fees                       2001                2002
-------------------------------------           ----                ----

Audit Fees (1).......................          $502,500             $397,000
Audit-Related Fees (2)...............            21,000                5,000
Tax Fees (3).........................            66,750               64,500
All Other Fees (4)...................            25,000                  -0-
                                                 ------                  ---

Total................................           $615,250            $466,500
                                                 =======             =======

--------------------

(1)  Represents fees for the following services:

     (a) audits of TIMET's consolidated year-end financial statements for each year;
     (b) reviews of the unaudited quarterly financial statements appearing in TIMET's Forms 10-Q for each of the first three quarters of each year;
     (c)  consents filed with the SEC;
     (d) normally provided statutory or regulatory filings or engagements for each year; and
     (e) the estimated out-of-pocket costs PricewaterhouseCoopers LLP incurred in providing all of such services for which TIMET reimburses PricewaterhouseCoopers LLP.

(2) Represents fees for assurance and related services reasonably related to the audit or review of TIMET's financial statements for each year. These services may include accounting consultations, attest services concerning financial accounting, and reporting standards and advice concerning internal controls.

(3)  Represents fees for tax compliance, tax advice and tax planning services.

(4) Represents fees for all services not described in the other categories. The fees in 2001 were for compensation studies.

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the period December 31, 1997 through December 31, 2002, the cumulative total stockholder return on TIMET Common Stock against the cumulative total return of (a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI) (formerly RMI Titanium Company), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful, same-period stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return among Titanium Metals Corporation,
           S&P Composite 500 Stock Index and Self-Selected Peer Group

                                     [GRAPH]

               Copyright(C)2002 Standard & Poor's, a division of
              The McGraw-Hill Companies, Inc. All rights reserved.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties
As set forth under the heading "Security Ownership" above, TIMET may be deemed to be controlled by Harold C. Simmons. Other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET continuously considers, reviews and evaluates, and understands that Contran, Valhi, NL, Tremont LLC and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

J. Landis Martin, Chairman of the Board, President and Chief Executive Officer of TIMET. Mr. Martin also serves as a director and President and Chief Executive Officer of NL. Glenn R. Simmons, a director of TIMET, is also Chairman of the Board of Keystone and CompX, Vice Chairman of the Board of Contran and Valhi, Vice Chairman of Tremont LLC and a director of NL. General Thomas P. Stafford, a director of TIMET, is also a director of NL. Steven L. Watson, a director of TIMET, is also an executive officer of Contran, Valhi and Tremont LLC, and a director of Contran, CompX, Keystone, Valhi, and NL. Robert D. Hardy is an Assistant Treasurer of TIMET and is also Vice President, Chief Financial Officer, Controller, Treasurer and Assistant Secretary of NL. A. Andrew R. Louis is Assistant Secretary of TIMET and Secretary and Associate General Counsel of Contran, Valhi and Tremont LLC. Robert D. Graham is Assistant Secretary of TIMET and Vice President of Contran, Valhi and Tremont LLC. Joan H. Prusse is Vice President, General Counsel and Secretary of TIMET and Vice President of Tremont LLC. TIMET understands that all such persons are expected to continue to serve in such capacities in 2003. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Prior to the Tremont Merger in 2003, certain directors and officers of TIMET served as directors and officers of Tremont Corporation.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Contran, Valhi, Tremont LLC and NL, the board of directors of each of these companies (with the exception of Contran) includes one or more members who are not officers or directors of any entity that may be deemed to be related to TIMET. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

Contractual Relationships

Tremont Corporation Intercorporate Services Agreement
During 2002, TIMET and Tremont Corporation were parties to an intercorporate services agreement (the "Tremont Corporation ISA") that provided that TIMET would render certain management, financial, tax and administrative services to Tremont Corporation, including provision for the reimbursement by Tremont Corporation to TIMET of a portion of the salary, regular bonus and overhead expense for the executive officers of Tremont Corporation. The Tremont Corporation ISA was subject to automatic renewal and contained a provision whereby the Tremont Corporation ISA could be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. During 2002, fees for services provided by TIMET to Tremont Corporation were approximately $0.4 million. TIMET expects to enter into an ISA for 2003 with Tremont LLC and an ISA for 2003 with Contran to replace the former Tremont Corporation ISA as a result of the Tremont Merger.

NL Intercorporate Services Agreement
TIMET and NL are parties to an intercorporate services agreement (referred to herein as the "NL ISA") whereby NL makes available to TIMET certain services with respect to TIMET's tax compliance and consulting needs and use of NL's corporate aircraft. TIMET paid NL fees of approximately $0.4 million for services pursuant to the NL ISA during 2002. The NL ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. TIMET expects to enter into a similar agreement for 2003 at a reduced amount providing for comparable services and payments.

Utility Services
In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases certain utility services from Basic Management, Inc. and its subsidiaries (referred to collectively herein as "BMI") pursuant to various agreements. A wholly owned subsidiary of Tremont LLC owns approximately 32% of the outstanding equity securities of BMI (representing 26% of the voting securities of BMI). During 2002, fees for such utility services provided by BMI to TIMET were approximately $2.8 million.

Shareholders' Agreement
Prior to TIMET's initial public offering in 1996, TIMET, Tremont Corporation and other stockholders of TIMET at that time entered into a shareholders' agreement (referred to herein as the "Shareholders' Agreement") that provides, among other things, that so long as Tremont LLC (as the successor to Tremont Corporation the only remaining shareholder party) continues to hold at least 10% of the outstanding shares of TIMET Common Stock, TIMET will not, without the approval of Tremont LLC, cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors. TIMET also agreed to provide certain periodic information about TIMET and its subsidiaries to Tremont LLC, which right is subject to confidentiality restrictions.

Registration Rights
Under the Shareholders' Agreement, Tremont LLC (as successor to Tremont Corporation) is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that Tremont LLC holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont LLC has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities, and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont LLC has the right to require TIMET to include in such registration the registrable securities held by Tremont LLC or its permitted transferees so long as Tremont LLC holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such registrable securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such a registration may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Option Reimbursement Agreement
Prior to the commencement of public trading of TIMET Common Stock in 1996, TIMET employees were from time to time granted stock options by Tremont Corporation with respect to their TIMET service. With respect to such Tremont Corporation stock options, TIMET has previously agreed to reimburse Tremont Corporation for the difference between the market price of the shares of common stock of Tremont Corporation on the date of exercise of such Tremont Corporation stock options (up to $16.625 per share) and the exercise price of such options. TIMET is obligated to reimburse Tremont LLC (as successor to Tremont Corporation) $66,528 with respect to exercise or cancellation of Tremont Corporation stock options that occurred from August of 2001 until the Tremont Merger in 2003.

Insurance Matters
Tall Pines Insurance Company (referred to herein as "Tall Pines"), Valmont, and EWI RE, Inc. (referred to herein as "EWI, Inc.") provide for or broker certain of TIMET's insurance policies. Tall Pines is a wholly owned captive insurance company of Tremont LLC. Valmont is a wholly owned captive insurance company of Valhi. At January 1, 2001, one of the daughters of Harold C. Simmons and a wholly owned subsidiary of Contran owned, directly or indirectly, 57.8% and 42.2%, respectively, of the outstanding common stock of EWI, Inc. and of the membership interests of EWI, Inc.'s management company, EWI RE, Ltd. (referred to herein collectively with EWI, Inc., as "EWI"). Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2002, pursuant to an agreement that may be terminated upon 90 days written notice by either party, this son-in-law provides advisory services to EWI as requested by EWI, for which the son-in-law is paid $11,875 per month and receives certain other benefits under EWI's benefit plans. Since March 2003, such son-in-law serves as the chairman of the board of EWI, Inc. Consistent with insurance industry practices, Tall Pines, Valmont and EWI, Inc. receive commissions from the insurance and reinsurance underwriters for the policies that they provide or broker. During 2002, TIMET paid approximately $3.4 million for policies provided or brokered by Tall Pines, Valmont and/or EWI, Inc. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI, Inc. In TIMET's opinion, the amounts that TIMET paid for these insurance policies are reasonable and similar to those it could have obtained through unrelated insurance companies and/or brokers. TIMET expects that these relationships with Tall Pines, Valmont, and EWI will continue in 2003.

In January 2002, NL purchased EWI from its previous owners for an aggregate cash purchase price of approximately $9 million, and EWI became a wholly owned subsidiary of NL. The purchase was approved by a special committee of NL's Board of Directors consisting of two of its independent directors, and the purchase price was negotiated by the special committee based upon its consideration of relevant factors, including but not limited to due diligence performed by independent consultants and an appraisal of EWI conducted by an independent third party selected by the special committee.

TIMET Executive Stock Ownership Loan Plan
Under TIMET's Executive Stock Ownership Loan Plan, approved by the TIMET Board of Directors in 1998 and the TIMET stockholders in 2000, TIMET's executive officers were entitled to borrow funds to purchase TIMET Common Stock or to pay taxes payable with respect to vesting shares of restricted stock. Each executive could borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. Interest accrues at a rate equal to .0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment, and is payable quarterly. The effective interest rate in 2002 was 4.025% (3.4425% for 2003). Principal is repayable in five equal annual installments commencing on the sixth anniversary of the loan. Repayment of the loans is secured by the stock purchased with the loan proceeds or the stock for which loan proceeds were used to pay taxes. The loans are "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the borrower's personal liability for repayment of the loan is limited to 70% of the principal amount remaining after sale and application of the proceeds from the sale of the stock. TIMET terminated this program effective July 30, 2002, subject to continuing only those loans outstanding at that time in accordance with their then-current terms. The following table identifies the executive officers of TIMET who were indebted to TIMET under this program during 2002 and as of the Record Date:

                         Maximum Principal Amount    Principal Outstanding as of
Name                   Outstanding during 2002 ($)        March 24, 2003($)
----                   --------------------------         -----------------
Robert E. Musgraves            113,708                         113,708


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the Commission and TIMET. Based solely on a review of copies of the Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2002, except for an inadvertent late report on Form 4 by Christian Leonhard and two inadvertent late reports on Form 4 by Mr. Harold C. Simmons.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by TIMET no later than November 29, 2003 to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                  2002 ANNUAL REPORT ON FORM 10-K; HOUSEHOLDING

TIMET's 2002 Annual Report on Form 10-K, as filed with the Commission, is included as a part of TIMET's 2002 Annual Report which accompanies this Proxy Statement. Additional copies of such documents are available to stockholders without charge upon request by telephone: (303) 296-5600, or by writing:
Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

     The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are TIMET stockholders will be "householding" our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that either will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement, or if you currently receive multiple copies of the Proxy Statement at your address and would like to request "householding" of Company communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request to the corporate secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202 or contact the corporate secretary by phone at 303-296-5600 or by fax at 303-291-2990.


                                                     TITANIUM METALS CORPORATION

Denver, Colorado
April 4, 2003

                                     [LOGO]



                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                                      PROXY

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    Proxy for Annual Meeting of Stockholders
                                  May 20, 2003

The undersigned hereby appoints Joan H. Prusse and Matthew O'Leary, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at the offices of Valhi, Inc., 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 20, 2003, at 1:00 p.m. local time, and at any adjournment or postponement of said Annual Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

[X] Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below.

1.       Election of Seven Directors      FOR ALL             WITHHELD AS TO ALL
                                    (except as marked below)
                                            [_]                      [_]


         Nominees:
         Norman N. Green, J. Landis Martin,
         Dr. Albert W. Niemi, Jr., Glenn R. Simmons,
         Steven L. Watson, Terry N. Worrell,
         Paul J. Zucconi

Vote withheld as to the following nominee(s):_________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


[_]  Check  this  box  if you  consent  to  delivery  of  all  future  corporate
     communications,   including   proxy   statements   and  annual  reports  to
     stockholders, electronically through TIMET's Internet Website.

Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.


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                                                                        2003
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                                           SIGNATURE(S)                 DATE